SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 26, 2005
U.S. HELICOPTER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32580	27-0096927

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6 East River Piers, Suite 216, Downtown Manhattan Heliport, New York, NY	10004

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 248-2002
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
(a) Convertible Note Purchase Agreement
On October 20, 2005, we entered into a non-binding term sheet with Portfolio Lenders II, LLC, pursuant to which Portfolio Lenders II, LLC agreed to purchase up to $500,000 in principal amount of convertible notes. On October 26, 2005, we entered into the definitive Convertible Note Purchase Agreement with Portfolio Lenders II, LLC, pursuant to which we issued $250,000 in principal amount of convertible notes. We also issued to the investor a warrant to purchase up to 100,000 shares of our common stock as an inducement to enter into the transaction. We may issue to the investor up to an additional $250,000 in principal amount of convertible notes at one or more additional closings up to and including November 30, 2005.
The notes accrue interest at the rate of 15% per annum, of which 120 days worth of interest was paid in advance on the closing date. An additional $12,500 origination fee was also paid to the investor at closing. No points will be paid to this investor if an additional $250,000 of convertible notes are purchased. Interest at the rate of 20% per annum is payable upon the occurrence of an event of default under the notes.
The notes, together with accrued and unpaid interest, are convertible at the option of the holder into shares of our common stock at a conversion price equal to $0.50 per share. In the event that the investor purchases an additional $250,000 of notes, such $250,000 worth of notes would be convertible into shares of our common stock of a conversion price equal to $0.75 per share. The notes are to be repaid to the extent of $150,000 within two business days of the closing date of an equity investment in us of at least $2 million. The balance is to be repaid on the earliest of (1) two business days after the closing date of an equity investment in us of at least $2 million by a second investor, (2) the date we draw down our first advance under our Amended and Restated Standby Equity Distribution Agreement with Cornell Capital Partners, LP and (3) 120 days from the closing date.
The proceeds of this financing were used for a deposit on the Company’s first helicopter and general working capital purposes.
The warrant is exercisable to purchase up to 100,000 shares of our common stock at an exercise price of $0.50 per share for a period of five years from its date of issuance. We have agreed to issue an additional warrant to purchase up to 100,000 shares of our common stock with identical terms and conditions if the investor purchases an additional $250,000 of convertible notes.
We have agreed to prepare and file a registration statement under the Securities Act of 1933, as amended, that includes the shares of common stock issuable upon conversion of the notes and exercise of the warrant within 45 days of the closing date and to use our best efforts to have such registration statement declared effective no later that 180 days after it is filed.
Issuance of the securities sold was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to an accredited investor in a private transaction without the use of any form of general solicitation or advertising. The underlying securities are “restricted securities” subject to applicable limitations on resale.
No commissions were paid in connection with this transaction.
(b) Private Placement of Common Stock
On October 26, 2005, we entered into a Common Stock Purchase Agreement with International Financial Advisors, K.S.C. pursuant to which, on November 1, 2005 we issued 3,000,000 shares of our common stock at a purchase price of $1.00 per share for a total purchase price of $3 million. We also issued to this investor on November 1, 2005 a warrant to purchase up to 750,000 shares of our common stock. The warrant is exercisable at an exercise price of $1.00 per share for a period of three years from its date of issuance.
The Common Stock Purchase Agreement provides the investor with (1) the right to participate in future equity or debt securities offerings conducted by us for a period of two years so long as the investor holds at least five percent of our outstanding common stock and (2) the exclusive right to develop with us a joint venture, partnership or any other commercial arrangement involving the establishment of aviation operations in the Middle East (as defined in the agreement) for a period of three years. We also agreed to appoint Christopher D. Brady to our Board of Directors pursuant to the Common Stock Purchase Agreement effective on the closing date.
On October 26, 2005, we also entered into separate Common Stock Purchase Agreements with four individual investors pursuant to which we agreed to issue an aggregate of 250,000 shares of our common stock at a purchase price of $1.00 per share for a total purchase price of $250,000.
We have agreed to prepare and file a registration statement under the Securities Act of 1933, as amended, that includes the shares of common stock issued and issuable upon exercise of the warrants within 45 days of the respective closing dates and to use our best efforts to have such registration statement declared effective no later than 180 days after it is filed.
We intend to use the proceeds from these transactions for general working capital purposes, for additional deposits for helicopters and to satisfy certain past due obligations.
Issuance of the securities sold was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The common stock and warrants were sold to five accredited investors in a private transaction without the use of any form of general solicitation or advertising. The underlying securities are “restricted securities” subject to applicable limitations on resale.
Commissions of $325,000 in cash and warrants to purchase up to 162,500 shares of our common stock exercisable at an exercise price of $1.00 per share for a period of three years from its date of issuance are payable in connection with this financing.
(c) Private Placement of Common Stock
On October 26, 2005, we entered into a Common Stock Purchase Agreement with Samama Global Corporation pursuant to which on November 1, 2005 we issued 3,000,000 shares of our common stock at a purchase price of $1.00 per share for a total purchase price of $3 million.
We also agreed pursuant to the Common Stock Purchase Agreement to appoint to our Board of Directors a nominee of the investor, subject to our agreement not to be unreasonably withheld. The investor also agreed that the investor’s voting rights may be automatically suspended as to any shares held by the investor which exceed an aggregate of 24.99% of our outstanding voting securities when taken together with shares held by all other non-U.S. citizens.

We have agreed to prepare and file a registration statement under the Securities Act of 1933, as amended, that includes the shares of common stock issued within 45 days of the closing date and to use our best efforts to have such registration statement declared effective no later than 180 days after it is filed.
We intend to use the proceeds from this financing for general working capital purposes, for additional deposits for helicopters and to satisfy certain past due obligations.
Issuance of the securities sold was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The common stock was sold to an accredited investor in a private transaction without the use of any form of general solicitation or advertising. The underlying securities are “restricted securities” subject to applicable limitations on resale.
Commissions of $300,000 in cash and warrants to purchase up to 150,000 shares of our common stock exercisable at an exercise price of $1.00 per share for a period of three years from its date of issuance will be payable in connection with this financing.
Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation.
See Item 1.01 above.
Section 3 — Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.
See Item 1.01 above.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d) On October 28, 2005, we increased the number of directors on our Board of Directors from four to five and our Board of Directors appointed Christopher D. Brady as a new director effective November 1, 2005. Mr. Brady was appointed as a director pursuant to a contractual obligation made by us to International Financial Advisors, K.S.C. in the Common Stock Purchase Agreement described in Item 1.01(b).
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
(a) Effective October 28, 2005, we amended our Bylaws to (1) require that the composition of our Board of Directors comply with the U.S. Citizenship requirements of Subtitle VII of Title 49 of the U.S. Code, (2) provide for the maintenance of a separate stock record for our voting securities known by us to be owned or controlled by non-U.S. citizens and (3) provide for the automatic suspension of voting rights with respect to any shares held by non-U.S. citizens which, in the aggregate, exceed 24.99% of our outstanding voting securities when taken together with shares held by all other non-U.S. citizens.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: November 1, 2005

U.S. HELICOPTER CORPORATION (Registrant)
By:	/s/ John G. Murphy
	Name:	John G. Murphy
	Title:	Chief Executive Officer and President

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